UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2007 (the “Closing Date”), Websense, Inc., a Delaware corporation (“Websense”), completed the acquisition (the “Acquisition”) of SurfControl plc (“SurfControl”), a company registered in England and Wales, pursuant to that certain Transaction Agreement (the “Transaction Agreement”) by and between Websense, Websense SC Operations Limited, a company registered in England and Wales, and SurfControl. The Acquisition was effected by means of a Scheme of Arrangement under Section 425 of the UK Companies Act of 1985. Pursuant to the Transaction Agreement and the Scheme of Arrangement, SurfControl became a wholly owned indirect subsidiary of Websense.

At the Closing Date, each outstanding ordinary share of SurfControl was converted into the right to receive 700 pence in cash. In connection with the Acquisition, the holders of outstanding SurfControl capital stock, options and long term incentive plan awards will receive total net cash of approximately £204 million (approximately $416 million based upon the exchange rate in effect on October 2, 2007, the date on which the Acquisition was sanctioned by the U.K. courts). Websense is obligated to pay the purchase price in British pounds.

The Acquisition is being financed through a combination of Websense’s existing cash resources and a $210 million term loan under a syndicated senior credit facility arranged for by Morgan Stanley Senior Funding, Inc. and Bank of America NA as syndication agents. The term loan is expected to close on October 11, 2007.

The foregoing description of the Acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)  Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)  Exhibits.

Exhibit No.	Description

2.1

Transaction Agreement by and among Websense, Inc. and Websense SC Operations Limited and SurfControl plc, dated April 26, 2007 (previously filed as an exhibit to our Form 8-K filed on May 2, 2007 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: October 4, 2007	/s/ Dudley Mendenhall
Dudley Mendenhall
Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Transaction Agreement by and among Websense, Inc. and Websense SC Operations Limited and SurfControl plc, dated April 26, 2007 (previously filed as an exhibit to our Form 8-K filed on May 2, 2007 and incorporated herein by reference).